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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): September 25, 2008

                           --------------------------

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           --------------------------

             NEVADA                    0-23511               87-0573331
 (State or Other Jurisdiction of    (Commission           (I.R.S. Employer
  Incorporation or Organization)     File Number)         Identification No.)

                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

                          (714) 953-3503 (Registrant's
                     telephone number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)

                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

         On September 25, 2008, Integrated Healthcare Holdings, Inc. (the "Company") and William E. Thomas, Inc. ("Thomas") entered into an agreement in which Thomas will provide legal representation to the Company. Thomas is a professional law corporation controlled by William E. Thomas, a director and shareholder of the Company. The agreement specifies that Thomas will devote approximately 20 hours per week as Special Counsel to the Company in connection with the supervision and coordination of various legal matters. For its services, Thomas will be compensated at a flat rate of $20,000 per month, plus reimbursement of out-of-pocket costs. The agreement does not have a termination date and either party can terminate the agreement at any time.

         The agreement is furnished as an exhibit to this Report. The preceding description of the agreement should be read in conjunction with the exhibit filed herewith.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER     DESCRIPTION
--------------     -----------

         99.1 Legal representation agreement between Integrated Healthcare Holdings, Inc. and William E. Thomas, Inc. (a Professional Law Corporation).



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SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2008

                                    INTEGRATED HEALTHCARE HOLDINGS, INC.

                                    By: /s/ Steven R. Blake
                                        -----------------------------------
                                        Steven R. Blake
                                        Chief Financial Officer


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